SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Business Acquisition

On July 31, 2008, Ebix,Inc. (“Ebix”) signed a binding agreement to acquire Acclamation Systems, Inc, (“Acclamation”) effective August 1, 2008.  Pursuant to the terms of this agreement, on August 1, 2008, Ebix paid Acclamation shareholders $22 million for all of Acclamation’s stock.  Acclamation’s shareholders also retain the right to earn up to $3 million in additional cash consideration over the two year period following the effective date of the acquisition if specific revenue targets of the Ebix’s Health Benefits division are achieved.  Acclamation, with principal offices in Pittsburgh, Pennsylvania, is a leading provider of SaaS based healthcare benefits and claims management software in the United States.

Ebix funded the acquisition with a combination of convertible debt and its available cash balances.

A copy of the Stock Purchase Agreement by and amongst Ebix, Acclamation, and Joseph Ott, as Seller, is attached to this Form 8-K, as Exhibit 2.1.  A copy of the press release, dated July 31, 2008, announcing the acquisition of Acclamation is attached to this Form 8-K, as Exhibit 99.1.

Item 2.02               Results of Operations and Financial Condition

On August 1, 2008, Ebix, Inc. (“Ebix” or the “Company”) issued a press release announcing its results of operations for its most recent fiscal quarter and six months ended June 30, 2008. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 is incorporated herein by reference in its entirety.

The information in this Form 8-K and the exhibit attached hereto shall not been deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01               Other Events

On August 1, 2008, members of the Company’s senior management team conducted a conference call to discuss the financial and operating of Ebix as of and for the six months ended June 30, 2008.  A recording and transcript of this conference call can be found on the Company’s website at www.ebix.com.

Item 9.01               Exhibits

2.1:              Stock Purchase Agreement by and amongst Ebix, Acclamation, and Joseph Ott, as Seller

99.1:            Press Release, dated July 31, 2008, as issued by Ebix, Inc. (re: Acclamation acquisition)

99.2:            Press release, dated August 1, 2008, as issued by Ebix, Inc. (re: Earnings release)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

August 5, 2008